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                                                                    EXHIBIT 10.1

                                    AMENDMENT


THIS AMENDMENT to that certain Master Venture Agreement, including Exhibits A and B thereto (the "Agreement"), by and among Quokka Sports, Inc., a Delaware corporation ("QSI"), NBC Olympics, Inc., a Delaware corporation ("NBC"), and NBC/Quokka Ventures, LLC, a Delaware limited liability company ("NQV"), dated as of February 9, 1999, is hereby entered into as of March 14, 2001, by and among QSI, NBC and NQV.

                                    RECITALS

WHEREAS, pursuant to a letter (the "Letter") dated March 9, 2001 from NBC to G. Michael Novelly, the Chief Financial Officer of NQV, NBC gave QSI notice of termination of the Agreement (the "Termination Notice");

WHEREAS, QSI has disputed the right of NBC to terminate the Agreement;

WHEREAS, the parties have agreed to resolve the dispute as to termination provided the Agreement is amended as set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Section 11.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

    "11.1. This Agreement, including without limitation Exhibits A and B, shall continue in effect from the Effective Date until May 1, 2001 unless terminated earlier (i) in accordance with Sections 11.2 or 11.3 (except for a termination pursuant to Section 11.3 with respect to the 2001-2002 Long-term Strategic Plan, Content Plan and Operating Budget, dated February 20, 2001, which was approved by the board of directors of NQV on March 7, 2001 (the "Plan")), or (ii) by NBC by written notice to QSI and NQV, in the event either (a) The Salt Lake Olympic Organizing Committee For The Olympic Winter Games of 2002 ("SLOC") terminates the agreement between NQV and SLOC dated May 4, 2000, as amended, including the amendment dated March 12, 2001 (a "SLOC Termination"), or (b) there occurs any Event of Default by QSI (a "QSI Note Default"), under the terms of the Amended 7% Convertible Promissory Notes dated February 22, 2001 issued by QSI (the "Notes") and such QSI Note Default has not been cured by QSI pursuant to the terms of the Notes, the Transaction Documents (as defined in the Notes) or the Restructuring Documents (as defined in the Notes) (such period of effectiveness of the Agreement referred to herein as the "Term"). QSI agrees to inform NBC immediately in the

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    event of either a SLOC Termination or a QSI Note Default. Notwithstanding
    anything in this Amendment or in the Agreement to the contrary (including, without limitation, language regarding obligations to be performed after May 1, 2001 or any portion of the Plan allocable to the Subsequent Agreement or the QSI Subsequent Agreement, if any), each party hereby agrees and acknowledges that the Agreement ends on such date.

2. QSI and NQV hereby authorize and give consent to NBC to engage in discussions with third parties (including but not limited to SLOC), prior to the expiration of the Term, concerning the terms of an agreement to produce, market, sell and distribute the Channel subsequent to the expiration of the Term. NBC, however, hereby agrees not to engage in discussions with the companies listed in that certain letter agreement (the "Letter Agreement") signed by SLOC, QSI, NQV and NBC of even date herewith as potential buyers (the "Potential Buyers"), provided QSI and NQV deliver to NBC weekly written updates on the status of the discussions with the Potential Buyers, and provided further that NBC shall be permitted to engage in such discussions with a Potential Buyer once the discussions with such Potential Buyer have concluded.

3. NBC agrees not to solicit or hire any employees of QSI prior to the expiration of the Term and further agrees not to solicit any employees of QSI for a period of six (6) months following the expiration of the Term.

4. (A) Provided the Agreement has not been terminated under any applicable provision thereof prior to May 1, 2001, NBC agrees to enter into an agreement (the "Subsequent Agreement") with a Qualified Buyer (as defined below) as of May 1, 2001 (the "New Agreement Date"), on terms identical (except as provided below) to those contained in the Agreement, if, on or prior to the New Agreement Date, (w) a Qualified Buyer buys all of QSI's interests in NQV in accordance with the terms of the Operating Agreement between NBC and QSI dated February 9, 1999 (the "Operating Agreement") and agrees to assume the obligations and rights of QSI as set forth in the Operating Agreement (a "(w) Acquisition"), (x) an acquisition of all of the capital stock of QSI, or of all or substantially all of the assets of QSI by a Qualified Buyer is consummated (an "(x) Acquisition"), or (y) if a Qualified Buyer has entered into a letter of intent with respect to an (x) Acquisition and executes and agrees to be bound by said Subsequent Agreement and assumes (or to the extent QSI survives as a separate entity, guarantees) the obligations of QSI under the Operating Agreement in a written agreement between NBC and the Qualified Buyer, regardless of whether or not the Acquisition by such Qualified Buyer is consummated (a "(y) Acquisition"; a
    (w) Acquisition, an (x) Acquisition and a (y) Acquisition are hereinafter collectively referred to as an "Acquisition"). In the event of a (y) Acquisition the Qualified Buyer shall have the option to enter into the Subsequent Agreement and assume the obligations of QSI under the Operating Agreement through the 2002 Olympic Winter Games only, in which case the Subsequent Agreement and the Operating Agreement shall terminate at or around the conclusion of the 2002 Olympic Winter Games as if it were the conclusion of the 2004 Olympic Games under the Subsequent Agreement and the Operating Agreement. The

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    Subsequent Agreement and QSI Subsequent Agreement (as defined below) shall contain provisions which (i) require the compliance by the Qualified Buyer or QSI, as the case may be, with the Financial Covenants (as defined below) throughout the term of the Subsequent Agreement and QSI Subsequent Agreement, as the case may be, and (ii) provide that a default by the Qualified Buyer, or QSI, in the case of a QSI Subsequent Agreement, under any of its material contracts, including, without limitation, any credit agreement, constitutes a default under the Subsequent Agreement, or the QSI Subsequent Agreement, as the case may be, if such default has a material adverse effect on the operations or financial condition of the Qualified Buyer, or QSI in the case of a QSI Subsequent Agreement. In addition, provided the Agreement has not been terminated under any applicable provision thereof prior to May 1, 2001, NBC will enter into a Subsequent Agreement with QSI (the "QSI Subsequent Agreement") if, on or before the New Agreement Date, QSI secures financial resources sufficient to meet the Funding Requirements and satisfies the Financial Covenants (except that the market capitalization requirement in the Financial Covenants shall be waived for this purpose only), both as determined by NBC in its discretion.

    (B) To be deemed a Qualified Buyer an entity must satisfy in its entirety each of the following conditions:

    (i) It cannot be an NBC Competitor, unless the entity has been approved as a Non-NBC Competitor in the Letter Agreement. An "NBC Competitor" is a company that is significantly engaged in any of the primary businesses of National Broadcasting Company, Inc. NBC will use all reasonable efforts to promptly inform QSI of whether it considers a potential buyer an NBC Competitor.

    (ii) It cannot be significantly engaged in the same line of business as the business category for which an Olympic Sponsor has obtained such sponsorship (an "Olympic Sponsor Competitor"), unless the entity has been approved as a Non-Olympic Sponsor Competitor in the Letter Agreement. An "Olympic Sponsor" is a company that has either signed (a) an agreement with the International Olympic Committee to be a worldwide sponsor of the Olympic Games in 2002 (in the event the Qualified Buyer in a (y) Acquisition assumes obligations only with respect to the 2002 Games) or 2002 and/or 2004 (in the event the Qualified Buyer assumes obligations with respect to both the 2002 and 2004 Games in a (y) Acquisition), or
             (b) an agreement with the United States Olympic Committee to be a sponsor or supplier of the 2002 (in the event the Qualified Buyer assumes obligations only with respect to the 2002 Games in a (y) Acquisition) or 2002 and/or 2004 (in the event the Qualified Buyer assumes obligations with respect to both the 2002 and 2004 Games in a (y) Acquisition) United States Olympic Team, or (c) an agreement with Olympic Properties Of The United States -- Salt Lake 2002 LLC to be a sponsor or supplier of the 2002 Olympic Winter Games.


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    (iii)    For purposes of clarity, the parties agree that the only entities which meet the requirements of subsections (i) and (ii) above or which are otherwise acceptable to the parties are those entities which are set forth in the Letter Agreement.

    (iv) It assumes (or to the extent QSI survives as a separate entity, guarantees) the performance of all of the obligations of QSI to be contained in the Subsequent Agreement and the Operating Agreement.

    (v) It must agree in a written contract between NBC and the Qualified Buyer to (a) fund, on the date the Qualified Buyer enters into the Subsequent Agreement, NQV with an amount sufficient for the production of the Combined Site through the completion of the 2002 Olympic Winter Games in accordance with the Plan (the "Funding Requirements"), and (b) make representations and warranties that it meets certain financial covenants with respect to the ratio of debt to cash flows, debt to equity and cash on hand customary for comparable entities in the Qualified Buyer's industry, to be mutually agreed between NBC and the Qualified Buyer (in good faith and in a timely fashion) based on the financial statements of the Qualified Buyer, and has a market capitalization of at least $500 million, if the entity is a publicly traded company (the "Financial Covenants").

    (vi) It is a company that can demonstrate to the reasonable satisfaction of NBC that it has the personnel, technology, technical support, software, advertising sales expertise and experience to produce and deliver the content set forth in the Content Plan through, among other ways, the retention of a sufficient number of QSI employees of appropriate skill and caliber.

5. In the event NBC does not enter into a Subsequent Agreement as set forth in Paragraph 4 above, NBC and QSI agree to cause the dissolution of NQV as of May 1, 2001.

6. QSI and NQV hereby irrevocably and unconditionally waive, forever release and discharge NBC (and any of its affiliates, officers, directors, employees and partners) in any and all capacities from and against any and all claims, covenants, promises, agreements, obligations, controversies, losses, damages, costs, expenses, demands, causes of action, judgments or liabilities of any kind or character whatsoever, whether matured or contingent, or known or unknown, including for indemnity or contribution, that QSI or NQV has or may have to the extent it or they arise out of, or in connection with, (a) the Termination Notice, (b) the negotiation and execution of this Amendment, (c) all known or alleged NBC breaches of the Agreement or Operating Agreement, or (d) any claim that the Agreement extends beyond May 1, 2001; provided that subsection (d) will not limit either parties' obligation to enter into the Subsequent Agreement as provided for in Paragraph 4 of this Amendment provided the conditions therein are met.

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7.  NBC agrees to use all reasonable good faith efforts at no material cost to
    NBC to assist QSI in its efforts to consummate an Acquisition prior to the expiration of the Term.

8. NBC hereby waives under the Agreement and the Operating Agreement (a) all known or alleged prior breaches of QSI and NQV and (b) all defaults by QSI and NQV for which QSI and/or NQV, as the case may be, has received notice.


    Upon execution of this Amendment by the parties hereto the Termination Notice shall be hereby revoked and of no further force and effect. The Agreement, the Letter Agreement and the Operating Agreement, except as otherwise amended herein, shall constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein, the Agreement, the Letter Agreement and the Operating Agreement. Except as expressly provided herein, the provisions of the Agreement shall remain in full force and effect to the extent not inconsistent with the terms of this Amendment. Capitalized terms used herein and not defined herein shall have the meaning ascribed to those terms in the Agreement or the Operating Agreement.


IN Witness Whereof, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

QUOKKA SPORTS, INC.


/s/ THOMAS P. NEWELL
--------------------------------------------------------------------------------
NAME:    THOMAS P. NEWELL
TITLE:   CHIEF OPERATING OFFICER

NBC QUOKKA VENTURES LLC


/s/ PAUL STARTZ
--------------------------------------------------------------------------------
NAME:    PAUL STARTZ
TITLE:   SECRETARY


NBC OLYMPICS, INC.


/s/ GARY ZENKEL
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NAME:    GARY ZENKEL
TITLE:   SENIOR VICE PRESIDENT